UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 14, 2007
DISCOVERY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51205 (Commission File Number)	20-2471174 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (720) 875-4000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On May 14, 2007, Discovery Communications, LLC (formerly known as Discovery Communications, Inc.), an equity affiliate of Discovery Holding Company (the “Company”) and a wholly-owned subsidiary of the newly formed Discovery Communications Holding, LLC (“Discovery”), issued a press release announcing that it had completed its previously announced transaction with Cox Communications Holdings, Inc. (“Cox”), pursuant to which Cox exchanged its 25% stake in Discovery for all of the capital stock of Travel Media, Inc., a subsidiary of Discovery, that holds Travel Channel, travelchannel.com and approximately $1.3 billion in cash. Although, as a result of this transaction, the Company’s interest in Discovery increased to two-thirds, there are no significant changes in the governance rights of Discovery because most matters require approval of 80% of the outstanding equity of Discovery. The remaining one-third interest in Discovery is owned by Advance/Newhouse Communications.
This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 14, 2007

DISCOVERY HOLDING COMPANY
By:	/s/ Christopher W. Shean
	Name:	Christopher W. Shean
	Title:	Senior Vice President and Controller

Exhibit Index

Exhibit	Description

99.1	Press Release